EXHIBIT 99.1
News Release

BOARDWALK ANNOUNCES THIRD QUARTER 2007 RESULTS

HOUSTON, October 29, 2007 -- Boardwalk Pipeline Partners, LP (NYSE:BWP) announced today its results for the quarter ended September 30, 2007, which included the following items:

−
Net income of $40.0 million for the quarter and $155.7 million for the nine months ended September 30, 2007, a 30.7% and 17.7% increase from $30.6 million and $132.3 million in the comparable 2006 periods.

−
Operating revenues of $134.7 million for the quarter and $473.4 million for the nine months ended September 30, 2007, a 1.3% and 8.5% increase from $133.0 million and $436.2 million in the comparable 2006 periods.

−
Earnings before interest, taxes, depreciation and amortization (EBITDA) of $69.6 million for the quarter and $246.6 million for the nine months ended September 30, 2007, an 8.6% and 5.9% increase from $64.1 million and $232.9 million in the comparable 2006 periods.

The Partnership stated that operating results for the quarter and nine months ended September 30, 2007, were driven primarily by the following:

▪	continued higher revenues from strong demand for firm transportation services:

▪	PAL and storage service revenues were higher for the nine-month period, but relatively flat in the third quarter;

▪
third quarter charges of $4.0 million for remediation of an offshore pipeline in the South Timbalier Bay area, offshore Louisiana, and $3.8 million related to termination of a construction agreement for work on the Southeast expansion project which was re-contracted with another firm at more favorable pricing terms, partly offset by a $5.1 million accrual for insurance recoveries related to Hurricane Rita; and

▪	a $14.7 million impairment loss related to the Magnolia storage expansion project recorded in the second quarter.

Expansion capital expenditures were $288.5 million for the quarter and $650.0 million for the nine months ended September 30, 2007.  Maintenance capital expenditures were $19.6 million for the quarter and $38.2 million for the nine months ended September 30, 2007.

Earnings Per Unit

Earnings per limited partner unit for the third quarter and nine month period ended September 30, 2007, have been adjusted by an assumed allocation to the general partner’s incentive distribution rights (IDRs) in accordance with generally accepted accounting principles applicable to companies having two classes of securities (EITF No. 03-6). Under EITF No. 03-6, earnings are allocated to participating securities in accordance with contractual participation rights assuming that all earnings for the period were distributed. Payments made on account of the IDRs are determined in relation to actual declared distributions and are not based on the assumed allocation required by EITF 03-6.

A reconciliation of the limited partners' interest in net income and net income available to limited partners used in computing net income per limited partner unit is as follows (in thousands, except weighted average units and per unit data):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Limited partners' interest in net income	$38,468	$30,035	$151,140	$129,632
Less assumed allocation to incentive distribution rights	(711)	-	719	962
Net income available to limited partners	$39,179	$30,035	$150,421	$28,670
Less assumed allocation to subordinated units	10,074	6,144	43,718	42,015
Net income available to common units	$29,105	$23,891	$106,703	$86,655
Weighted average common units	83,156,122	68,256,122	80,773,769	68,256,122
Weighted average subordinated units	33,093,878	33,093,878	33,093,878	33,093,878
Net income per limited partner unit - common units	$0.35	$0.35	$1.32	$1.27
Net income per limited partner unit – subordinated units	$0.30	$0.19	$1.32	$1.27

Conference Call
The Partnership has scheduled a conference call for October 29, 2007, at 9:00 a.m. EDT, to review the third quarter results. The earnings call may be accessed via the Boardwalk website at www.bwpmlp.com. Please go to the website at least 10 minutes before the event begins to register and download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (866) 543-6411 for callers in the U.S. or (617) 213-8900 for callers outside the U.S. The PIN number to access the call is 47472032.

Replay
An audio replay will also be available on the Boardwalk website www.bwpmlp.com immediately following the call.

Non-GAAP Financial Measure - EBITDA

EBITDA is used as a supplemental financial measure by management and by external users of the Partnership's financial statements, such as investors, commercial banks, research analysts, and rating agencies, to assess the Partnership's operating and financial performance, ability to generate cash and return on invested capital as compared to those of other companies in the natural gas transportation, gathering, and storage business. EBITDA should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). EBITDA is not necessarily comparable to a similarly titled measure of another company.

The following table presents a reconciliation of the Partnership's EBITDA to its net income, the most directly comparable GAAP financial measure, for each of the periods presented below (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Net Income	$39,979	$30,647	$155,661	$132,277
Income taxes	140	118	503	364
Depreciation and amortization	20,510	18,888	60,644	56,298
Interest expense	14,760	14,977	46,106	45,822
Interest income	(5,741)	(553)	(16,283)	(1,796)
Interest income from affiliates, net	(16)	(10)	(36)	(16)
EBITDA	$69,632	$64,067	$246,595	$232,949

About Boardwalk

Boardwalk Pipeline Partners, LP is a master limited partnership engaged through its subsidiaries, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, in the interstate transportation and storage of natural gas. Boardwalk's two interstate natural gas pipeline systems have approximately 13,400 miles of pipeline and underground storage fields with aggregate working gas capacity of approximately 146 Bcf.

Forward-Looking Statements

Statements contained in this press release which are not historical facts are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Partnership's overall business and financial performance, can be found in the reports and other documents filed by the Partnership and its predecessor with the Securities and Exchange Commission. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Partnership expressly disclaims any obligation or undertaking to release publicly any updates or revisions to its forward-looking statements to reflect any change in the Partnership's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

BOARDWALK PIPELINE PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Thousands of Dollars, except number of units and per unit amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Operating Revenues:
Gas transportation	$111,572	$108,195	$379,494	$364,597
Parking and lending	6,845	9,099	38,024	32,030
Gas storage	10,256	8,321	28,455	25,136
Other	6,059	7,430	27,413	14,390
Total operating revenues	134,732	133,045	473,386	436,153

Operating Costs and Expenses:
Operation and maintenance	45,863	39,740	128,317	114,901
Administrative and general	22,103	23,878	70,011	74,111
Depreciation and amortization	20,510	18,888	60,644	56,298
Taxes other than income taxes	6,588	6,592	21,757	18,607
Asset impairment	-	-	14,698	-
Net (gain) on disposal of operating assets and related contracts	(8,879)	(826)	(7,241)	(3,032)
Total operating costs and expenses	86,185	88,272	288,186	260,885

Operating income	48,547	44,773	185,200	175,268

Other Deductions (Income):
Interest expense	14,760	14,977	46,106	45,822
Interest income	(5,741)	(553)	(16,283)	(1,796)
Interest income from affiliates, net	(16)	(10)	(36)	(16)
Miscellaneous other deductions (income), net	(575)	(406)	(751)	(1,383)
Total other deductions	8,428	14,008	29,036	42,627

Income before income taxes	40,119	30,765	156,164	132,641

Income taxes	140	118	503	364

Net income	$39,979	$30,647	$155,661	$132,277

Calculation of limited partners’ interest in Net income:
Net income	$39,979	$30,647	$155,661	$132,277
Less general partner’s interest in Net income	1,511	612	4,521	2,645
Limited partners’ interest in Net income	$38,468	$30,035	$151,140	$129,632
Basic and diluted net income per limited partner unit:
Common units	$0.35	$0.35	$1.32	$1.27
Subordinated units	$0.30	$0.19	$1.32	$1.27
Cash distribution to common and subordinated unitholders	$0.44	$0.38	$1.29	$0.92
Weighted-average number of limited partner units outstanding:
Common units	83,156,122	68,256,122	80,773,769	68,256,122
Subordinated units	33,093,878	33,093,878	33,093,878	33,093,878

Contact:                      Boardwalk Pipeline Partners, LP
Jamie Buskill, 270-688-6390
Senior VP, Chief Financial Officer and Treasurer

or

Monique Vo, 866-913-2122
Investor Relations

SOURCE:                      Boardwalk Pipeline Partners, LP